                                                                EXHIBIT 10.08.05


                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of March 6, 2000 among the company or companies designated as Seller on the signature page hereto (collectively, "Seller") and the company or companies designated as Buyer on the signature page hereto (collectively, "Buyer").

                                    RECITALS

         A. Seller owns and operates the following radio broadcast stations (collectively, the "Stations") pursuant to certain authorizations issued by the Federal Communications Commission (the "FCC"):

                    WBOB(AM), licensed to Florence, Kentucky
              KEZY(AM) and KXMX-FM, licensed to Anaheim, California
                     KDGE-FM, licensed to Gainesville, Texas
               WKNR(AM) and WRMR(AM), licensed to Cleveland, Ohio
                      KALC-FM, licensed to Denver, Colorado
                       WYGY-FM, licensed to Hamilton, Ohio

         B. Subject to the terms and conditions set forth herein, Buyer desires to acquire the Station Assets (defined below).

         C. Clear Channel Communications, Inc.(Citicasters Co.'s parent), CCU Merger Sub, Inc. and AMFM Inc. are parties to an Agreement and Plan of Merger dated October 2, 1999 (the "AMFM Agreement").

                                    AGREEMENT

         NOW, THEREFORE, taking the foregoing into account, and in consideration of the mutual covenants and agreements set forth herein, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1: PURCHASE OF ASSETS

         0.1. Station Assets. On the terms and subject to the conditions hereof, on the Closing Date (defined below), Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of the right, title and interest of Seller in and to all of the assets, properties, interests and rights of Seller of whatsoever kind and nature, real and personal, tangible and intangible, which are used exclusively in the operation of the Stations and specifically described in this Section 1.1, but excluding the Excluded Assets as hereafter defined (the "Station Assets"):

               (1) all licenses, permits and other authorizations which are issued to Seller by the FCC with respect to the Stations (the "FCC Licenses") and described on Schedule 1.1(a), including any renewals or modifications thereof between the date hereof and Closing;

               (2) all equipment, electrical devices, antennae, cables, tools, hardware, office furniture and fixtures, office materials and supplies, inventory, motor vehicles, spare parts and other tangible personal property of every kind and description which are used exclusively in the operation of the Stations and listed on Schedule 1.1(b), except any retirements or dispositions thereof made between the date hereof and Closing in the ordinary course of business and consistent with past practices of Seller (the "Tangible Personal Property");

               (3) all Time Sales Agreements and Trade Agreements (both defined in Section 2.1), Real Property Leases (defined in Section 7.7), and other contracts, agreements, and leases which are used in the operation of the Stations and listed on Schedule 1.1(c), together with all contracts, agreements, and leases made between the date hereof and Closing in the ordinary course of business that are used in the operation of the Stations (the "Station Contracts");

               (4) all of Seller's rights in and to the Stations' call letters and Seller's rights in and to the trademarks, trade names, service marks, franchises, copyrights, computer software, programs and programming material, jingles, slogans, logos, and other intangible property which are used exclusively in the operation of the Stations and listed on Schedule 1.1(d) (the "Intangible Property");

               (5) Seller's rights in and to all the files, documents, records, and books of account (or copies thereof) relating exclusively to the operation of the Stations, including the Stations' local public files, programming information and studies, blueprints, technical information and engineering data, advertising studies, marketing and demographic data, sales correspondence, lists of advertisers, credit and sales reports, and logs, but excluding records relating to Excluded Assets (defined below); and

               (6) any real property which is used exclusively in the operation of the Stations (including any of Seller's appurtenant easements and improvements located thereon) and described on Schedule 1.1(f) (the "Real Property").

                   The Station Assets shall be transferred to Buyer free and clear of liens, claims and encumbrances ("Liens") except for (i) Assumed Obligations (defined in Section 2.1), (ii) liens for taxes not yet due and payable and for which Buyer receives a credit pursuant to Section 3.3, (iii) such liens, easements, rights of way, building and use restrictions, exceptions, reservations and limitations that do not in any material respect detract from the value of the property subject thereto or impair the use thereof in the ordinary course of the business of the Stations, and (iv) any items listed on
Schedule 1.1(b) (collectively, "Permitted Liens").

         1.2. Excluded Assets. Notwithstanding anything to the contrary contained herein, the Station Assets shall not include the following assets along with all rights, title and interest therein (the "Excluded Assets"):

               (1) all cash and cash equivalents of Seller, including without limitation certificates of deposit, commercial paper, treasury bills, marketable securities, asset or money market accounts and all such similar accounts or investments;

               (2) all accounts receivable or notes receivable arising in the operation of the Stations prior to Closing;

               (3) all tangible and intangible personal property of Seller disposed of or consumed in the ordinary course of business of Seller between the date of this Agreement and Closing;

               (4) all Station Contracts that terminate or expire prior to Closing in the ordinary course of business of Seller;

               (5) Seller's name, corporate minute books, charter documents, corporate stock record books and such other books and records as pertain to the organization, existence or share capitalization of Seller, duplicate copies of the records of the Stations, and all records not relating exclusively to the operation of the Stations;

               (6) contracts of insurance, and all insurance proceeds or claims made thereunder;

               (7) except as provided in Section 10.4, all pension, profit sharing or cash or deferred (Section 401(k)) plans and trusts and the assets thereof and any other employee benefit plan or arrangement and the assets thereof, if any, maintained by Seller; and

               (8) all Seller's FM towers and FM tower sites, all rights, properties and assets described on Schedule 1.2(h), and all rights, properties and assets not specifically described in Section 1.1.

         1.3. Lease Agreements. At Closing, Buyer and Seller shall enter into the lease agreements described on Schedule 1.2(h) pursuant to leases in the form of Exhibit A attached hereto.

ARTICLE 2: ASSUMPTION OF OBLIGATIONS

         2.1. Assumed Obligations. On the Closing Date, Buyer shall assume the obligations of Seller (the "Assumed Obligations") arising after Closing under the Station Contracts, including without limitation all agreements for the sale of advertising time on the Stations for cash in the ordinary course of business ("Time Sales Agreements") and all agreements for the sale of advertising time on the Stations for non-cash consideration ("Trade Agreements").

         2.2. Retained Obligations. Buyer does not assume or agree to discharge or perform and will not be deemed by reason of the execution and delivery of this Agreement or any agreement, instrument or document delivered pursuant to or in connection with this Agreement or otherwise by reason of the consummation of the transactions contemplated hereby, to have assumed or to have agreed to discharge or perform, any liabilities, obligations or commitments of Seller of any nature whatsoever whether accrued, absolute, contingent or otherwise and whether or not disclosed to Buyer, other than the Assumed Obligations (the "Retained Obligations").

ARTICLE 3: PURCHASE PRICE

         3.1. Purchase Price. In consideration for the sale of the Station Assets to Buyer, in addition to the assumption of the Assumed Obligations, Buyer shall at Closing (defined below) deliver to Seller, by wire transfer of immediately available funds, ONE HUNDRED EIGHTY-FIVE MILLION SIX HUNDRED THOUSAND DOLLARS ($185,600,000), subject to adjustment pursuant to Sections 3.3 (the "Purchase Price").

         3.2. Deposit. Within three (3) business days from the date of this Agreement and in no event later than 5:00 pm EST March 10, 2000 with no Cure Period as defined below, Buyer shall deposit TWENTY-FIVE MILLION DOLLARS ($25,000,000) in cash or an irrevocable letter of credit from a nationally recognized commercial bank, such letter of credit subject to prior approval by Seller, (the "Deposit") with NationsBank/Bank of America (the "Escrow Agent") pursuant to the Escrow Agreement (the "Escrow Agreement") of even date herewith among Buyer, Seller and the Escrow Agent. At Closing, the Deposit shall be applied to the Purchase Price and any interest accrued thereon shall be disbursed to Buyer. If this Agreement is terminated by Seller due to Buyer's failure to consummate the Closing on the Closing Date or if this Agreement is otherwise terminated by Seller pursuant to Section 16.1(c), the Deposit and any interest accrued thereon shall be disbursed to Seller as partial payment of liquidated damages pursuant to Section 16.3. If this Agreement is terminated for any other reason, the Deposit and any interest accrued thereon shall be disbursed to Buyer.

         3.3. Prorations and Adjustments. Except as otherwise provided herein, all deposits, reserves and prepaid and deferred income and expenses relating to the Station Assets or the Assumed Obligations and arising from the conduct of the business and operations of the Stations shall be prorated between Buyer and Seller in accordance with generally accepted accounting principles as of 11:59 p.m. on the date immediately preceding the Closing Date. Such prorations shall include, without limitation, all ad valorem, real estate and other property taxes (but excluding taxes arising by reason of the transfer of the Station Assets as contemplated hereby which shall be paid as set forth in Section 13.1), business and license fees, music and other license fees (including any retroactive adjustments thereof), utility expenses, amounts due or to become due under Station Contracts, rents, lease payments and similar prepaid and deferred items. Real estate taxes shall be apportioned on the basis of taxes assessed for the preceding year, with a reapportionment, if any, as soon as the new tax rate and valuation can be ascertained. Except as otherwise provided herein, the prorations and adjustments contemplated by this Section 3.3, to the extent practicable, shall be made on the Closing Date. As to those prorations and adjustments not capable of being ascertained on the Closing Date, an adjustment and proration shall be made within ninety (90) calendar days of the Closing Date. In the event of any disputes between the parties as to such adjustments, the amounts not in dispute shall nonetheless be paid at the time provided herein and such disputes shall be determined by an independent certified public accountant mutually acceptable to the parties, and the fees and expenses of such accountant shall be paid one-half by Seller and one-half by Buyer.

         3.4. Allocation. The Purchase Price shall be allocated among the Station Assets in a manner as mutually agreed between the parties based upon an appraisal prepared by Bond & Pecaro (whose fees shall be paid one-half by Seller and one-half by Buyer). Seller and Buyer agree to use the allocations determined pursuant to this Section 3.4 for all tax purposes, including without limitation, those matters subject to Section 1060 of the Internal Revenue Code of 1986, as amended.

ARTICLE 4: CLOSING

         4.1. Closing. The consummation of the sale and purchase of the Station Assets (the "Closing") shall occur on a date (the "Closing Date") and at a time and place designated solely by Seller after FCC Consent (defined below), subject to satisfaction or waiver of the conditions to Closing contained herein (other than those to be satisfied at Closing). If requested by Seller, prior to Closing the parties shall hold a pre-closing conference at a time and place designated by Seller, at which the parties shall provide (for review only) all documents to be delivered at Closing under this Agreement, each duly executed but undated, and otherwise confirm their ability to timely consummate the Closing.

ARTICLE 5: GOVERNMENTAL CONSENTS

         Closing is subject to and conditioned upon (i) prior FCC consent (the "FCC Consent") to the assignment of the FCC Licenses to Buyer, (ii) United States Department of Justice ("DOJ") prior approval (the "DOJ Consent") of the transactions contemplated hereby, including without limitation any such approval as may be necessary to enable Seller to consummate the merger under the AMFM Agreement, and (iii) expiration or termination of any applicable waiting period ("HSR Clearance") under the HSR Act (defined below).

         5.1. FCC. On a date designated by Seller, Buyer and Seller shall file an application with the FCC (the "FCC Application") requesting the FCC Consent. Buyer and Seller shall diligently prosecute the FCC Application and otherwise use their best efforts to obtain the FCC Consent as soon as possible. If the FCC Consent imposes upon Buyer any condition (including without limitation any divestiture condition), Buyer shall timely comply therewith.

         5.2. HSR. If not previously filed, then within five (5) business days after the execution of this Agreement, Buyer and Seller shall make any required filings with the Federal Trade Commission and the DOJ pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with respect to the transactions contemplated hereby (including a request for early termination of the waiting period thereunder), and shall thereafter promptly respond to all requests received from such agencies for additional information or documentation.

         5.3. General. Buyer and Seller shall notify each other of all documents filed with or received from any governmental agency with respect to this Agreement or the transactions contemplated hereby. Buyer and Seller shall furnish each other with such information and assistance as such the other may reasonably request in connection with their preparation of any governmental filing hereunder. If Buyer becomes aware of any fact relating to it which would prevent or delay the FCC Consent, the DOJ Consent or HSR Clearance, Buyer shall promptly notify Seller thereof and take such steps as necessary to remove such impediment, including but not limited to divesting any stations and terminating any agreements to acquire or program or market any stations.

ARTICLE 6: REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby makes the following representations and warranties to
Seller:

         6.1. Organization and Standing. Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and is qualified to do business in each jurisdiction in which the Station Assets are located. Buyer has the requisite power and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by Buyer pursuant hereto (collectively, the "Buyer Ancillary Agreements"), to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof.

         6.2. Authorization. The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements by Buyer have been duly authorized and approved by all necessary action of Buyer and do not require any further authorization or consent of Buyer. This Agreement is, and each Buyer Ancillary Agreement when executed and delivered by Buyer and the other parties thereto will be, a legal, valid and binding agreement of Buyer enforceable in accordance with its respective terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors' rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         6.3. No Conflicts Neither the execution and delivery by Buyer of this Agreement and the Buyer Ancillary Agreements or the consummation by Buyer of any of the transactions contemplated hereby or thereby nor compliance by Buyer with or fulfillment by Buyer of the terms, conditions and provisions hereof or thereof will: (i) conflict with any organizational documents of Buyer or any law, judgment, order or decree to which Buyer is subject; or (ii) require the approval, consent, authorization or act of, or the making by Buyer of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental or regulatory authority or body, except the FCC Consent and DOJ Consent, and, if applicable, HSR Clearance.

         6.4. Qualification. Buyer is legally, financially and otherwise qualified to be the licensee of, acquire, own and operate the Stations under the Communications Act of 1934, as amended (the "Communications Act") and the rules, regulations and policies of the FCC. There are no facts that would, under existing law and the existing rules, regulations, policies and procedures of the FCC, disqualify Buyer as an assignee of the FCC Licenses or as the owner and operator of the Stations. No waiver of any FCC rule or policy is necessary for the FCC Consent to be obtained. There is no action, suit or proceeding pending or threatened against Buyer which questions the legality or propriety of the transactions contemplated by this Agreement or could materially adversely affect Buyer's ability to perform its obligations hereunder. Buyer has and will have available on the Closing Date sufficient funds to enable it to consummate the transactions contemplated hereby.

         6.5. No Finder. No broker, finder or other person is entitled to a commission, brokerage fee or other similar payment in connection with this Agreement or the transactions contemplated hereby as a result of any agreement or action of Buyer or any party acting on Buyer's behalf.

ARTICLE 7: REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller makes the following representations and warranties to Buyer:

         7.1. Organization. Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and is qualified to do business in each jurisdiction in which the Station Assets are located. Seller has the requisite power and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by Seller pursuant hereto (collectively, the "Seller Ancillary Agreements"), to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof.

         7.2. Authorization. The execution, delivery and performance of this Agreement and the Seller Ancillary Agreements by Seller have been duly authorized and approved by all necessary action of Seller and do not require any further authorization or consent of Seller. This Agreement is, and each Seller Ancillary Agreement when executed and delivered by Seller and the other parties thereto will be, a legal, valid and binding agreement of Seller enforceable in accordance with its respective terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors' rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         7.3. No Conflicts. Neither the execution and delivery by Seller of this Agreement and the Seller Ancillary Agreements or the consummation by Seller of any of the transactions contemplated hereby or thereby nor compliance by Seller with or fulfillment by Seller of the terms, conditions and provisions hereof or thereof will: (i) conflict with any organizational documents of Seller or any law, judgment, order, or decree to which Seller is subject or, except as set forth on Schedule 1.1(c), any Station Contract; or (ii) require the approval, consent, authorization or act of, or the making by Seller of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental or regulatory authority or body, except the FCC Consent and DOJ Consent and, if applicable, HSR Clearance.

         7.4. FCC Licenses. Seller (or one of the companies comprising Seller) is the holder of the FCC Licenses described on Schedule 1.1(a). The FCC Licenses are in full force and effect and have not been revoked, suspended, canceled, rescinded or terminated and have not expired. There is not pending any action by or before the FCC to revoke, suspend, cancel, rescind or materially adversely modify any of the FCC Licenses (other than proceedings to amend FCC rules of general applicability), and there is not now issued or outstanding, by or before the FCC, any order to show cause, notice of violation, notice of apparent liability, or notice of forfeiture against Seller with respect to the Stations. The Stations are operating in compliance in all material respects with the FCC Licenses, the Communications Act, and the rules, regulations and policies of the FCC.

         7.5. Taxes. Seller has, in respect of the Stations' business, filed all foreign, federal, state, county and local income, excise, property, sales, use, franchise and other tax returns and reports which are required to have been filed by it under applicable law and has paid all taxes which have become due pursuant to such returns or pursuant to any assessments which have become payable.

         7.6. Personal Property. Schedule 1.1(b) contains a list of all material items of Tangible Personal Property included in the Station Assets. Seller has title to the Tangible Personal Property free and clear of Liens other than Permitted Liens.

         7.7. Real Property. Schedule 1.1(f) contains a description of all Real Property included in the Station Assets. Seller has fee simple title to the owned Real Property ("Owned Real Property") free and clear of Liens other than Permitted Liens. Schedule 1.1(f) includes a description of each lease of Real Property or similar agreement included in the Station Assets (the "Real Property Leases"). The Owned Real Property includes, and the Real Property Leases provide, access to the Stations' facilities. To Seller's knowledge, the Real Property is not subject to any suit for condemnation or other taking by any public authority.

         7.8. Contracts. Each of the Station Contracts (including without limitation each of the Real Property Leases) is in effect and is binding upon Seller and, to Seller's knowledge, the other parties thereto (subject to bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally). Seller has performed its obligations under each of the Station Contracts in all material respects, and is not in material default thereunder, and to Seller's knowledge, no other party to any of the Station Contracts is in default thereunder in any material respect.

         7.9. Environmental. Except as set forth in any environmental report delivered by Seller to Buyer prior to the date of this Agreement and except as set forth on Schedule 1.1(f), to Seller's knowledge, no hazardous or toxic substance or waste regulated under any applicable environmental, health or safety law has been generated, stored, transported or released on, in, from or to the Real Property included in the Station Assets. Except as set forth in any environmental report delivered by Seller to Buyer prior to the date of this Agreement and except as set forth on Schedule 1.1(f), to Seller's knowledge, Seller has complied in all material respects with all environmental, health and safety laws applicable to the Stations.

         7.10. Intangible Property. Schedule 1.1(d) contains a description of the material Intangible Property included in the Station Assets. Except as set forth on Schedule 1.1(d), Seller has received no notice of any claim that its use of the Intangible Property infringes upon any third party rights. Except as set forth on Schedule 1.1(d), Seller owns or has the right to use the Intangible Property free and clear of Liens other than Permitted Liens.

         7.11. Compliance with Law. Seller has complied in all material respects with all laws, regulations, rules, writs, injunctions, ordinances, franchises, decrees or orders of any court or of any foreign, federal, state, municipal or other governmental authority which are applicable to the operation of the Stations. There is no action, suit or proceeding pending or threatened against Seller in respect of the Stations that will subject Buyer to liability or which questions the legality or propriety of the transactions contemplated by this Agreement. To Seller's knowledge, there are no governmental claims or investigations pending or threatened against Seller in respect of the Stations (except those affecting the industry generally).

         7.12. No Finder. No broker, finder or other person is entitled to a commission, brokerage fee or other similar payment in connection with this Agreement or the transactions contemplated hereby as a result of any agreement or action of Seller or any party acting on Seller's behalf.

ARTICLE 8: ACCOUNTS RECEIVABLE

         8.1. Accounts Receivable. All accounts receivable arising prior to the Closing Date in connection with the operation of the Stations, including but not limited to accounts receivable for advertising revenues for programs and announcements performed prior to the Closing Date and other broadcast revenues for services performed prior to the Closing Date, shall remain the property of Seller (the "Accounts Receivable") and Buyer shall not acquire any right or interest therein. For a period of six months from Closing (the "Collection Period"), Buyer shall collect the Accounts Receivable in the normal and ordinary course of Buyer's business and shall apply all such amounts collected to the debtor's oldest account receivable first. Buyer's obligation shall not extend to the institution of litigation, employment of counsel or a collection agency or any other extraordinary means of collection. During the Collection Period, neither Seller or its agents shall make any direct solicitation of any such account debtor for collection purposes or institute litigation for the collection of amounts due. Any amounts relating to the Accounts Receivable that are paid directly to Seller shall be retained by Seller. Within ten calendar days after the end of each month, Buyer shall make a payment to Seller equal to the amount of all collections of Accounts Receivable during the preceding month. At the end of the Collection Period, any remaining Accounts Receivable shall be returned to Seller for collection.

ARTICLE 9: COVENANTS OF SELLER

         9.1. Seller's Covenants. Seller covenants and agrees with respect to the Stations that, between the date hereof and Closing, except as permitted by this Agreement or with the prior written consent of Buyer, which shall not be unreasonably withheld, Seller shall:

               (1) operate the Stations in the ordinary course of business consistent with past practice and in all material respects in accordance with FCC rules and regulations and with all other applicable laws, regulations, rules and orders;

               (2) not, other than in the ordinary course of business in accordance with past practice, sell, lease or dispose of or agree to sell, lease or dispose of any of the Station Assets, or create, assume or permit to exist any Liens upon the Station Assets, except for Permitted Liens; and,

               (3) furnish Buyer with such information relating to the Station Assets as Buyer may reasonably request, at Buyer's expense and provided such request does not interfere unreasonably with the business of the Stations.

ARTICLE 10: JOINT COVENANTS

         Buyer and Seller hereby covenant and agree that between the date hereof and Closing:

         10.1. Cooperation. Subject to express limitations contained elsewhere herein, each party (i) shall cooperate fully with one another in taking any reasonable actions (including without limitation, reasonable actions to obtain the required consent of any governmental instrumentality or any third party) necessary or helpful to accomplish the transactions contemplated by this Agreement, including but not limited to the prompt satisfaction of any condition to Closing set forth herein, and (ii) shall not take any action that conflicts with its obligations hereunder or that causes its representations and warranties to become untrue in any material respect.

         10.2. Control of Stations. Buyer shall not, directly or indirectly, control, supervise or direct the operations of the Stations prior to Closing. Such operations, including complete control and supervision of all Station programs, employees and policies, shall be the sole responsibility of Seller.

         10.3. Consents to Assignment. The parties shall use commercially reasonable efforts to obtain any third party consents necessary for the assignment of any Station Contract (which shall not require any payment to any such third party). To the extent that any Station Contract may not be assigned without the consent of any third party, and such consent is not obtained prior to Closing, this Agreement and any assignment executed pursuant hereto shall not constitute an assignment thereof, but to the extent permitted by law shall constitute an equitable assignment by Seller and assumption by Buyer of Seller's rights and obligations under the applicable Station Contract, with Seller making available to Buyer the benefits thereof and Buyer performing the obligations thereunder on Seller's behalf.

         10.4. Employee Matters.

               (1) Prior to Closing, Seller shall deliver to Buyer a list of employees of the Stations that Seller does not intend to retain after Closing. Buyer may interview and elect to hire such listed employees, but not any other employees of Seller. Buyer is obligated to hire only those employees that are under employment contracts (and assume Seller's obligations and liabilities under such employment contracts) which are included in the Station Contracts. With respect to employees hired by Buyer ("Transferred Employees"), to the extent permitted by law, Seller shall provide Buyer access to its personnel records and such other information as Buyer may reasonably request prior to Closing. With respect to such hired employees, Seller shall be responsible for the payment of all compensation and accrued employee benefits payable by it until Closing and thereafter Buyer shall be responsible for all such obligations payable by it. Buyer shall cause all employees it hires to be eligible to participate in its "employee welfare benefit plans" and "employee pension benefit plans" (as defined in Section 3(1) and 3(2) of ERISA, respectively) in which similarly situated employees are generally eligible to participate; provided, however, that all such employees and their spouses and dependents shall be eligible for coverage immediately after Closing (and shall not be excluded from coverage on account of any pre-existing condition) to the extent provided under such plans. For purposes of any length of service requirements, waiting periods, vesting periods or differential benefits based on length of service in any such plan for which such employees may be eligible after Closing, Buyer shall ensure that service with Seller shall be deemed to have been service with the Buyer. In addition, Buyer shall ensure that each such employee receives credit under any welfare benefit plan of Buyer for any deductibles or co-payments paid by such employees and dependents for the current plan year under a plan maintained by Seller. Notwithstanding any other provision contained herein, Buyer shall grant credit to each such employee for all unused sick leave accrued as of Closing as an employee of Seller. Buyer shall assume and discharge Seller's liabilities for the payment of all unused vacation leave accrued by such employees as of Closing.

               (2) At such time as the Seller can represent to the Buyer as to the tax-qualified status of the 401(k) savings plan(s) in which Transferred Employees retain account balances with the Seller or its subsidiaries (the "Saving Plan(s)") and furnish to Buyer a favorable Internal Revenue Service determination letter as to the tax-qualified status of such Savings Plan(s) under Section 401(a) of the Code (or an opinion of counsel that the form of the Savings Plan(s) is so qualified), Buyer and Seller shall enter into a 401(k) plan asset transfer agreement pursuant to which Buyer shall establish a defined contribution plan (or cover Transferred Employees under an existing defined contribution plan sponsored by Buyer) for the benefit of Transferred Employees who were participants in the Savings Plan(s). Such Transferred Employees are referred to hereinafter as the "Savings Plan Employees."

               (c) Following execution of the agreement contemplated in clause
(b) above, Seller shall cause to be transferred from the Savings Plan(s) to the plan covering the Savings Plan Employees (the "Transferee Savings Plan") the liability for the account balances of the Savings Plan Employees (including outstanding loan balances of Savings Plan Employees), together with cash, cash equivalents or other mutually acceptable property, the value of which on such transfer date is equal to such liability, and Buyer shall cause the Transferee Savings Plan to accept such transfer, all in accordance with the rules and regulations under Section 414(l) of the Code.

               (d) Pending completion of the transfers described in this Section, Seller and Buyer shall make arrangements for any distributions, if any, to the Savings Plan Employees from the Savings Plan(s). Seller and Buyer shall provide each other with access to information reasonably necessary in order to carry out the provisions of this paragraph. In addition, until the asset transfer is effectuated, Buyer shall cooperate with the reasonable requests of Seller to continue to withhold from the pay checks of Transferred Employees' who have outstanding loan balances in the Savings Plan(s) and Buyer shall remit such withheld amounts to the Seller in a timely fashion such that the outstanding loans do not go into default.

         10.5. 1031 Exchange. At or prior to Closing, Seller may assign its rights under this Agreement (in whole or in part) to a qualified intermediary (as defined in Treasury regulation section 1.1031(k)-1(g)(4)) or similar entity or arrangement ("Qualified Intermediary"). Upon any such assignment, Seller shall promptly give written notice thereof to Buyer, and Buyer shall cooperate with the reasonable requests of Seller and any Qualified Intermediary in connection therewith. Without limiting the generality of the foregoing, if Seller gives notice of such assignment, Buyer shall (i) promptly provide Seller with written acknowledgment of such notice and (ii) at Closing, pay the Purchase Price (or any portion thereof designated by the Qualified Intermediary) to or on behalf of the Qualified Intermediary (which payment shall, to the extent thereof, satisfy the obligations of Buyer to make such payment hereunder). Seller's assignment to a Qualified Intermediary will not relieve Seller of any of its duties or obligations herein. Except for the obligations of Buyer set forth in this Section, Buyer shall not have any liability or obligation to Seller for the failure of the contemplated exchange to qualify as a like-kind exchange under Section 1031 of the Internal Revenue Code unless such failure is the result of the material breach or default by Buyer under this Agreement.

         10.6. Trust. Notwithstanding anything in this Agreement to the contrary, Seller may at it option assign this Agreement (in whole or part) and assign and transfer the Station Assets (in whole or in part) to a trustee to hold and operate pursuant to a trust agreement, provided such trustee assumes Seller's duties and obligations hereunder with respect to the Station Assets held in such trust.

ARTICLE 11: CONDITIONS OF CLOSING BY BUYER

         The obligations of Buyer hereunder are, at its option, subject to satisfaction, at or prior to Closing, of each of the following conditions:

         11.1. Representations, Warranties and Covenants. The representations and warranties of Seller made in this Agreement shall be true and correct in all material respects as of the Closing Date except for changes permitted or contemplated by the terms of this Agreement, and the covenants and agreements to be complied with and performed by Seller at or prior to Closing shall have been complied with or performed in all material respects. Buyer shall have received a certificate dated as of the Closing Date from Seller, executed by an authorized officer of Seller to the effect that the conditions set forth in this Section have been satisfied.

         11.2. Governmental Consents. The FCC Consent and DOJ Consent, and, if applicable, HSR Clearance, shall have been obtained, and no court or governmental order prohibiting Closing shall be in effect.

ARTICLE 12: CONDITIONS OF CLOSING BY SELLER

         The obligations of Seller hereunder are, at its option, subject to satisfaction, at or prior to Closing, of each of the following conditions:

         12.1. Representations, Warranties and Covenants. The representations and warranties of Buyer made in this Agreement shall be true and correct in all material respects as of the Closing Date except for changes permitted or contemplated by the terms of this Agreement, and the covenants and agreements to be complied with and performed by Buyer at or prior to Closing shall have been complied with or performed in all material respects. Seller shall have received a certificate dated as of the Closing Date from Buyer, executed by an authorized officer of Buyer, to the effect that the conditions set forth in this Section have been satisfied.

         12.2. Governmental Consents. The FCC Consent and DOJ Consent, and, if applicable, HSR Clearance, shall have been obtained, and no court or governmental order prohibiting Closing shall be in effect.

         12.3. AMFM Closing. The closing under the AMFM Agreement shall have been consummated.

ARTICLE 13: EXPENSES

         13.1. Expenses. Each party shall be solely responsible for all costs and expenses incurred by it in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement, except that (i) all recordation, transfer and documentary taxes, fees and charges, and any excise, sales or use taxes, applicable to the transfer of the Station Assets shall be paid by Buyer, (ii) all FCC filing fees shall be paid equally by Buyer and Seller, and (iii) all HSR Act filing fees and expenses shall be paid by Buyer.

ARTICLE 14: DOCUMENTS TO BE DELIVERED AT CLOSING

         14.1. Seller's Documents. At Closing, Seller shall deliver or cause to be delivered to Buyer:

               (1) certified copies of resolutions authorizing its execution, delivery and performance of this Agreement, including the consummation of the transactions contemplated hereby;

               (2) the certificate described in Section 11.1; and

               (3) such bills of sale, assignments, special warranty deeds, documents of title and other instruments of conveyance, assignment and transfer as may be necessary to convey, transfer and assign the Station Assets to Buyer, free and clear of Liens, except for Permitted Liens.

         14.2. Buyer's Documents. At Closing, Buyer shall deliver or cause to be delivered to Seller:

               (1) the certified copies of resolutions authorizing its execution, delivery and performance of this Agreement, including the consummation of the transactions contemplated hereby;

               (2) the certificate described in Section 12.1; and

               (3) such documents and instruments of assumption as may be necessary to assume the Assumed Obligations, and the Purchase Price in accordance with Section 3.1 hereof.

ARTICLE 15: SURVIVAL; INDEMNIFICATION.

         15.1. Survival. The covenants, agreements, representations and warranties in this Agreement shall survive Closing for a period of six (6) months from the Closing Date whereupon they shall expire and be of no further force or effect, except those under (i) this Article 15 that relate to Damages (defined below) for which written notice is given by the indemnified party to the indemnifying party prior to the expiration, which shall survive until resolved and (ii) Sections 2.1 (Assumed Obligations), 3.3 (Adjustments), 3.4 (Allocation), 8.1 (Accounts Receivable) and 13.1 (Expenses), and indemnification obligations with respect to such provisions, which shall survive until performed.

         15.2. Indemnification.

               (1) From and after the Closing, Seller shall defend, indemnify and hold harmless Buyer from and against any and all losses, costs, damages, liabilities and expenses, including reasonable attorneys' fees and expenses ("Damages") incurred by Buyer arising out of or resulting from: (i) any breach or default by Seller under this Agreement; (ii) the Retained Obligations; or
(iii) the business or operation of the Stations before Closing; provided, however, that (i) Seller shall have no liability to Buyer hereunder until, and only to the extent that, Buyer's aggregate Damages exceed $500,000 and (ii) the maximum liability of Seller hereunder shall be $1,000,000.

               (2) From and after the Closing, Buyer shall defend, indemnify and hold harmless Seller from and against any and all Damages incurred by Seller arising out of or resulting from: (i) any breach or default by Buyer under this Agreement; (ii) the Assumed Obligations; or (iii) the business or operation of the Stations after Closing.

         15.3. Procedures. The indemnified party shall give prompt written notice to the indemnifying party of any demand, suit, claim or assertion of liability by third parties or other circumstances that could give rise to an indemnification obligation hereunder against the indemnifying party (a "Claim"), but a failure to give such notice or delaying such notice shall not affect the indemnified party's right to indemnification and the indemnifying party's obligation to indemnify as set forth in this Agreement, except to the extent the indemnifying party's ability to remedy, contest, defend or settle with respect to such Claim is thereby prejudiced. The obligations and liabilities of the parties with respect to any Claim shall be subject to the following additional terms and conditions:

               (1) The indemnifying party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense or opposition to such Claim.

               (2) In the event that the indemnifying party shall elect not to undertake such defense or opposition, or, within twenty (20) days after written notice (which shall include sufficient description of background information explaining the basis for such Claim) of any such Claim from the indemnified party, the indemnifying party shall fail to undertake to defend or oppose, the indemnified party (upon further written notice to the indemnifying party) shall have the right to undertake the defense, opposition, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the indemnifying party (subject to the right of the indemnifying party to assume defense of or opposition to such Claim at any time prior to settlement, compromise or final determination thereof).

               (3) Anything herein to the contrary notwithstanding: (i) the indemnified party shall have the right, at its own cost and expense, to participate in the defense, opposition, compromise or settlement of the Claim;
(ii) the indemnifying party shall not, without the indemnified party's written consent, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such Claim; and (iii) in the event that the indemnifying party undertakes defense of or opposition to any Claim, the indemnified party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the indemnifying party and its counsel or other representatives concerning such Claim and the indemnifying party and the indemnified party and their respective counsel or other representatives shall cooperate in good faith with respect to such Claim.

               (4) All claims not disputed shall be paid by the indemnifying party within thirty (30) days after receiving notice of the Claim. "Disputed Claims" shall mean claims for Damages by an indemnified party which the indemnifying party objects to in writing within thirty (30) days after receiving notice of the Claim. In the event there is a Disputed Claim with respect to any Damages, the indemnifying party shall be required to pay the indemnified party the amount of such Damages for which the indemnifying party has, pursuant to a final determination, been found liable within ten (10) days after there is a final determination with respect to such Disputed Claim. A final determination of a Disputed Claim shall be (i) a judgment of any court determining the validity of a Disputed Claim, if no appeal is pending from such judgment and if the time to appeal therefrom has elapsed; (ii) an award of any arbitration determining the validity of such disputed claim, if there is not pending any motion to set aside such award and if the time within which to move to set aside such award has elapsed; (iii) a written termination of the dispute with respect to such claim signed by the parties thereto or their attorneys; (iv) a written acknowledgment of the indemnifying party that it no longer disputes the validity of such claim; or (v) such other evidence of final determination of a disputed claim as shall be acceptable to the parties. No undertaking of defense or opposition to a Claim shall be construed as an acknowledgment by such party that it is liable to the party claiming indemnification with respect to the Claim at issue or other similar Claims.

ARTICLE 16: TERMINATION

         16.1. Termination. This Agreement may be terminated at any time prior to Closing as follows:

               (1) by mutual written consent of Buyer and Seller;

               (2) by written notice of Buyer to Seller if Seller (i) does not satisfy the conditions or perform the obligations to be satisfied or performed by it on the Closing Date; or (ii) otherwise breaches in any material respect any of its representations or warranties or defaults in any material respect in the performance of any of its covenants or agreements herein contained and such breach or default is not cured within the Cure Period (defined below);

               (3) by written notice of Seller to Buyer if Buyer (i) does not satisfy the conditions or perform the obligations to be satisfied or performed by it on the Closing Date; or (ii) otherwise breaches in any material respect any of its representations or warranties or defaults in any material respect in the performance of any of its covenants or agreements herein contained and such breach or default is not cured within the Cure Period (defined below);

               (4) by written notice of Buyer to Seller, or by Seller to Buyer, if the FCC denies the FCC Application;

               (5) by written notice of Seller to Buyer if the Closing shall not have been consummated on or before the date four months after the date of this Agreement; or

               (6) by written notice of Seller to Buyer if the AMFM Agreement is terminated or expires.

         The term "Cure Period" as used herein means a period commencing the date Buyer or Seller receives from the other written notice of breach or default hereunder and continuing until the earlier of (i) thirty (30) days thereafter or
(ii) the Closing Date; provided, however, that if the breach or default cannot reasonably be cured within such period but can be cured before the Closing Date, and if diligent efforts to cure promptly commence, then the Cure Period shall continue as long as such diligent efforts to cure continue, but not beyond the Closing Date. Except as set forth below, the termination of this Agreement shall not relieve any party of any liability for breach or default under this Agreement prior to the date of termination. Notwithstanding anything contained herein to the contrary, Section 13.1 shall survive any termination of this Agreement.

         16.2. Remedies. The parties recognize that if either party refuses to consummate the Closing pursuant to the provisions of this Agreement or either party otherwise breaches or defaults such that the Closing has not occurred ("Breaching Party"), monetary damages alone will not be adequate to compensate the non-breaching party ("Non-Breaching Party") for its injury. Such Non-Breaching Party shall therefore be entitled to obtain specific performance of the terms of this Agreement in lieu of, and not in addition to, any other remedies, including but not limited to monetary damages, that may be available to it; provided however, that Seller may elect to recover liquidated damages in lieu of obtaining specific performance. If any action is brought by the Non-Breaching Party to enforce this Agreement, the Breaching Party shall waive the defense that there is an adequate remedy at law. In the event of a default by the Breaching Party which results in the filing of a lawsuit for damages, specific performance, or other remedy, the Non-Breaching Party shall be entitled to reimbursement by the Breaching Party of reasonable legal fees and expenses incurred by the Non-Breaching Party, provided that the Non-Breaching Party is successful in such lawsuit.

         16.3. Liquidated Damages. If Seller terminates this Agreement due to Buyer's failure to consummate the Closing on the Closing Date or if this Agreement is otherwise terminated by Seller pursuant to Section 16.1(c), then Buyer shall pay Seller as liquidated damages an amount equal to 25% of the Purchase Price. It is understood and agreed that such liquidated damages amount represents Buyer's and Seller's reasonable estimate of actual damages and does not constitute a penalty. On the date of this Agreement, Buyer shall execute and deliver to Seller the liquidated damages agreement attached hereto as Exhibit B.

ARTICLE 17: MISCELLANEOUS PROVISIONS

         17.1. Casualty Loss. In the event any loss or damage of the Station Assets exists on the Closing Date, Buyer and Seller shall consummate the Closing and Seller shall assign to Buyer the proceeds of any insurance payable to Seller on account of such damage or loss.

         17.2. Further Assurances. After the Closing, Seller shall from time to time, at the request of and without further cost or expense to Buyer, execute and deliver such other instruments of conveyance and transfer and take such other actions as may reasonably be requested in order to more effectively consummate the transactions contemplated hereby to vest in Buyer good title to the Station Assets, and Buyer shall from time to time, at the request of and without further cost or expense to Seller, execute and deliver such other instruments and take such other actions as may reasonably be requested in order more effectively to relieve Seller of any obligations being assumed by Buyer hereunder.

         17.3. Assignment. Except as set forth in Sections 10.5 (1031 Exchange) and 10.6 (Trust), neither party may assign this Agreement without the prior written consent of the other party hereto; provided, however, that either party may assign this Agreement to one or more direct or indirect subsidiaries so long as (i) the assigning party remains liable hereunder, (ii) the assignment is made prior to any filings with the FCC, FTC, DOJ, including any HSR filing, and (ii) such assignment will not delay any consent required to be obtained hereunder, including but not limited to HSR Clearance, DOJ Consent and FCC Consent, or delay the Closing in any respect. With respect to any permitted assignment, the parties shall take all such actions as are reasonably necessary to effectuate such assignment, including but not limited to cooperating in any appropriate filings with the FCC or other governmental authorities. All covenants, agreements, statements, representations, warranties and indemnities in this Agreement by and on behalf of any of the parties hereto shall bind and inure to the benefit of their respective successors and permitted assigns of the parties hereto.

         17.4. Amendments. No amendment, waiver of compliance with any provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, extension or discharge is sought.

         17.5. Headings. The headings set forth in this Agreement are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

         17.6. Governing Law. The construction and performance of this Agreement shall be governed by the laws of the State of Texas without giving effect to the choice of law provisions thereof.

         17.7. Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing, including by facsimile, and shall be deemed to have been received on the date of personal delivery, on the third day after deposit in the U.S. mail if mailed by registered or certified mail, postage prepaid and return receipt requested, on the day after delivery to a nationally recognized overnight courier service if sent by an overnight delivery service for next morning delivery or when delivered by facsimile transmission, and shall be addressed as follows (or to such other address as any party may request by written notice):

if to Seller:                               c/o Clear Channel Broadcasting, Inc.
                                            200 Concord Plaza, Suite 600
                                            San Antonio, Texas 78216
                                            Attention:  President
                                            Facsimile:  (210) 822-2299

with a copy (which shall not
constitute notice) to:                      Graydon, Head & Ritchey
                                            1900 Fifth Third Center
                                            511 Walnut Street
                                            Cincinnati, Ohio 45202
                                            Attention: John J. Kropp, Esq.
                                            Facsimile:  (513) 651-3836

if to Buyer:                                Salem Communications Corporation
                                            4880 Santa Rosa Road, Suite 300
                                            Camarillo, California 93012
                                            Attention: Jonathon Block, Esq.
                                            Facsimile: 805-384-4505

with a copy (which shall not
constitute notice) to:                      Salem Communications Corporation
                                            4880 Santa Rosa Road, Suite 300
                                            Camarillo, California 93012
                                            Attention: Edward G. Atsinger III
                                            Facsimile: 805-987-6072

         17.8. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         17.9. No Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

         17.10. Severability. The parties agree that if one or more provisions contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable law, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

         17.11. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein. This Agreement does not supersede any confidentiality agreement relating to the Stations.


                            [SIGNATURE PAGES FOLLOWS]

                  SIGNATURE PAGE(S) TO ASSET PURCHASE AGREEMENT

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

SELLER:                    CITICASTERS CO.

                           By:  /s/ JEROME L. KERSTING
                                ------------------------------------------------
                                    Jerome L. Kersting, Senior Vice President

                           AMFM TEXAS BROADCASTING, LP

                           By:
                                ------------------------------------------------
                                Name:
                                Title:

                           AMFM TEXAS LICENSES LP

                           By:  /s/    WILLIAM S. BANOWSKY, JR.
                                ------------------------------------------------
                                Name:  William S. Banowsky, Jr.
                                Title: Executive Vice President

                           AMFM OHIO, INC.

                           By:  /s/    WILLIAM S. BANOWSKY, JR.
                                ------------------------------------------------
                                Name:  William S. Banowsky, Jr.
                                Title: Executive Vice President

                           AMFM RADIO LICENSES LLC

                           By:  /s/    WILLIAM S. BANOWSKY, JR.
                                ------------------------------------------------
                                Name:  William S. Banowsky, Jr.
                                Title: Executive Vice President

                           CAPSTAR RADIO OPERATING COMPANY

                           By:  /s/    WILLIAM S. BANOWSKY, JR.
                                ------------------------------------------------
                                Name:  William S. Banowsky, Jr.
                                Title: Executive Vice President

                           CAPSTAR TX LIMITED PARTNERSHIP

                           By:  /s/    WILLIAM S. BANOWSKY, JR.
                                ------------------------------------------------
                                Name:  William S. Banowsky, Jr.
                                Title: Executive Vice President

BUYER:                     SALEM COMMUNICATIONS CORPORATION

                           By:  /s/ EDWARD G. ATSINGER III
                                ------------------------------------------------
                                    Edward G. Atsinger III, President

Schedules

1.1(a)      -        FCC Licenses

1.1(b)      -        Tangible Personal Property

1.1(c)      -        Station Contracts

1.1(d)      -        Intangible Property

1.1(f)      -        Real Property

1.2(h)      -        Excluded Assets


Exhibits

A           -        Lease

B           -        Liquidated Damages Agreement

                                   EXHIBIT B

                          LIQUIDATED DAMAGES AGREEMENT

     THIS AGREEMENT (this "Agreement") is made as of March 6, 2000 by the buyer set forth below ("Buyer") to and for the benefit of Citicasters Co., AMFM Texas Broadcasting, LP, AMFM Texas Licenses LP, AMFM Ohio, Inc., AMFM Radio Licenses LLC, Capstar Radio Operating Company and Capstar TX Limited Partnership (together, "Seller").

                                    Recitals

     A. This is the liquidated damages agreement contemplated by Section 16.3 of the Asset Purchase Agreement (the "Purchase Agreement") of even date herewith between Buyer and Seller. Capitalized terms used herein and not defined have the respective meanings set forth in the Purchase Agreement.

     B. Section 16.3 of the Purchase Agreement provides that if Seller terminates the Purchase Agreement due to Buyer's failure to consummate the Closing on the Closing Date or if the Purchase Agreement is otherwise terminated by Seller pursuant to Section 16.1(c) thereof (each an "LD Event"), then Buyer shall pay Seller as liquidated damages an amount equal to 25% of the Purchase Price (the "LD Amount").

     C. Section 3.2 of the Purchase Agreement provides for a Deposit to be made by Buyer on the date hereof. At Buyer's request, the Deposit is less than the LD Amount (the amount of such difference is referred to herein as the "Deficiency"), and Buyer and Guarantor are executing and delivering this Agreement with respect to the Deficiency as a material condition without which Seller would not enter into the Purchase Agreement (from which Buyer and Guarantor derive substantial benefit).

                                   Agreement

     NOW, THEREFORE, taking the foregoing into account, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, Buyer and Guarantor, intending to be legally bound, hereby jointly and severally consent and agree as follows for the benefit of
Seller:

     1.   Pre-Judgment Attachment.

          (a) In any legal proceeding in which Seller asserts the occurrence of an LD Event and the non-payment of all or any part of the LD Amount (whether by complaint, counterclaim or otherwise), to secure such payment Seller shall be entitled to an immediate judicial order of attachment before judgment against Buyer and Guarantor in the amount of the Deficiency, together with any writs of execution and other orders necessary to enforce such order (the "Pre-Judgment Attachment").

          (b) In any such proceeding, Seller may seek the Pre-Judgment Attachment on an ex parte basis, Seller shall not be required to make any showing other than to allege that an LD Event has occurred and the LD Amount has not been fully paid, and Seller may submit a copy of the Purchase Agreement and this Agreement as the consent of Buyer and Guarantor to all measures necessary to obtain the Pre-Judgment Attachment.

          (c) To the fullest extent permitted by applicable law, Buyer and Guarantor hereby stipulate that any conditions or requirements otherwise applicable to issuance of the Pre-Judgment Attachment are satisfied, waive any that are not satisfied, request issuance of court orders therefor as provided in this Agreement, and agree that any court may rely upon its equitable or common law powers (in addition to any authority granted by statute or rule) to issue the Pre-Judgment Attachment. Without limiting the foregoing, Seller shall not be required to post any bond or provide any security as a condition of obtaining or maintaining the Pre-Judgment Attachment, and Buyer and Guarantor waive all such requirements to the fullest extent permitted by applicable law.

     2. Guarantee. Guarantor hereby guarantees to Seller both the full payment upon demand of the LD Amount and the compliance by Buyer with this Agreement. Guarantor's obligations hereunder are primary and direct and not conditioned or contingent upon pursuit of any remedies against Buyer, and shall not be limited or affected by any circumstance that might otherwise limit or affect the obligations of a surety or guarantor, all of which are waived to the fullest extent permitted by applicable law.

     3. Miscellaneous. The consents, agreements and waivers of Buyer and Guarantor set forth in this Agreement are irrevocable and unconditional and shall not be limited or otherwise affected by any claim, counterclaim or defense asserted by Buyer or Guarantor. Nothing contained in this Agreement shall limit Seller's rights with respect to the Deposit or any other right or remedy of Seller. The provisions of Sections 17.4 (Amendments), 17.6 (Governing
Law), 17.7 (Notices) and 17.10 (Severability) are incorporated herein by this reference as if fully set forth herein.


                            [SIGNATURE PAGE FOLLOWS]

               SIGNATURE PAGE(S) TO LIQUIDATED DAMAGES AGREEMENT

     IN WITNESS WHEREOF, Buyer has duly executed this Agreement as of the date first above written.

BUYER:                                  SALEM COMMUNICATIONS CORPORATION


                                        By:  /s/ ERIC H. HALVORSON
                                             -----------------------------------
                                             Eric H. Halvorson,
                                             Executive Vice President